As filed with the Securities and Exchange Commission on April 30, 2004

                                                     Registration No. 333-105709


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                  ------------

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                  ------------

                              BELLSOUTH CORPORATION
             (Exact Name of Registrant as Specified in its Charter)







        A Georgia Corporation               I.R.S. Employer No. 58-1533433
  (State or Other Jurisdiction of       (I.R.S. Employer Identification Number)
   Incorporation or Organization)




                            1155 Peachtree St., N.E.
                           Atlanta, Georgia 30309-3610
                         Telephone Number (404) 249-2000
    (Address, Including Zip Code, and Telephone Number, Including Area Code,
                  of Registrant's Principal Executive Offices)
                                  ------------

                              BellSouth Corporation
                         Employee Stock Investment Plan
                                  ------------

                                Agent for Service
                                 Stacey K. Geer
                              BellSouth Corporation
                      1155 Peachtree St., N.E., Suite 1800
                           Atlanta, Georgia 30309-3610
                          Telephone Number 404-249-4445
            (Name, Address, Including Zip Code, and Telephone Number,
                   Including Area Code, of Agent for Service)
                                  ------------

                                EXPLANATORY NOTE

         The Registrant hereby deregisters 1,377,700 shares of common stock covered by this Registration Statement (File No. 333-105709), which were not issued by the Registrant pursuant to the Registration Statement and related prospectus. The shares were originally registered in connection with the Employee Stock Investment Plan. On November 25, 2003, the Registrant took action to terminate the Plan effective December 31, 2003. Purchases of shares pursuant to the Plan ceased as of January 30, 2004.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly authorized, in the City of Atlanta and State of Georgia, on the 30th day of April, 2004.


                                                          BELLSOUTH CORPORATION




                                                    BY:   /s/ W. Patrick Shannon
                                                              W. Patrick Shannon
                                                        Vice President - Finance


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


Principal Executive Officer:
  F. Duane Ackerman*            Chairman of the Board, President and Chief
                                  Executive Officer

Principal Financial Officer:
  Ronald M. Dykes*              Chief Financial Officer

Principal Accounting Officer:
  W. Patrick Shannon*           Vice President - Finance

Directors:
  F. Duane Ackerman*
  Reuben V. Anderson*
  James H. Blanchard*
  J. Hyatt Brown
  Armando M. Codina*
  Kathleen F. Feldstein*
  James P. Kelly*
  Leo F. Mullin *                           *By:  /s/ W. Patrick Shannon
  Robin B. Smith*                                    W. Patrick Shannon,
  William S. Stavropoulos*                  individually and as attorney-in-fact

                                                      April 30, 2004